P-RILA-SCH-I-DCD(10/21) ANNUITY SCHEDULE PAGE ANNUITY NUMBER: [001-00001] ISSUE DATE: [March 1, 2013] TYPE OF BUSINESS: [Non-Qualified] OWNER: [John Doe DCD FBO Jack Doe] DATE OF BIRTH: SEX: KEY LIFE: [Jack Doe] DATE OF BIRTH: [October 21,1975] SEX: [Male] ALLOCATION OF INITIAL PUCHASE PAYMENT PURCHASE PAYMENT: [$100,000.00] INDEX STRATEGY ALLOCATION PERCENTAGE(S): [Point to Point with Cap Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer] Tiered Participation Rate Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer] Step Rate Plus Index Strategy XX% [Index Name] [Index Term] [$XXXX.XX] [XX.XX% Buffer]] VARIABLE SUB-ACCOUNT ALLOCATION PERCENTAGE: [VA Fund 1] XX%] [VA Fund 2] XX%] [VA Fund 3] XX%] [VA Fund 4] XX%] [VA Fund 5] XX%] HOLDING ACCOUNT PERIOD: [30] Days from the Issue Date PURCHASE PAYMENT AGE LIMITATION: No Additional Purchase Payments accepted MINIMUM ADDITIONAL PURCHASE PAYMENT: Not applicable MINIMUM ADDITIONAL PURCHASE PAYMENT UNDER AUTOMATIC PURCHASE PLANS: Not applicable WITHDRAWALS MINIMUM WITHDRAWAL AMOUNT: [$100] MINIMUM SURRENDER VALUE AFTER A PARTIAL WITHDRAWAL: [$2,000] ALLOCATION OF ACCOUNT VALUE MINIMUM VARIABLE SUB-ACCOUNT AMOUNT: [$20] MINIMUM INDEX STRATEGY AMOUNT: [$2,000]

P-RILA-SCH-I-DCD(10/21) 2 ANNUITY SCHEDULE PAGE (continued) CHARGES INSURANCE CHARGE (ONLY APPLICABLE TO ACCOUNT VALUE ALLOCATED TO THE VARIABLE SUB-ACCOUNT(S)): MORTALITY AND EXPENSE RISK CHARGE: For Purchase Payments less than [$1,000,000] the Insurance Charge is [X.XX%] For Purchase Payments of [$1,000,000] or more the Insurance Charge is reduced to [X.XX%] ADMINISTRATION CHARGE: [0.15%] CONTINGENT DEFERRED SALES CHARGE: NONE ADVISORY FEES: We treat Advisory Fee payments as an expense of the Annuity and not a taxable distribution if (1) your Annuity is being used in conjunction with a “qualified” retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code) or (2) your non-qualified Annuity satisfies the requirements of Private Letter Ruling 201945005 (“PLR”) issued by the IRS to PALAC. In accordance with the PLR, Advisory Fee payments from your non-qualified Annuity are treated as an expense as long as your investment adviser attests to Prudential that the PLR requirements have been met, including that the advisory fees will not exceed [1.50]% of the Annuity’s Account Value in a calendar year. In relation to the Death Benefit, we will treat any Advisory Fees that are deducted as withdrawals that reduce the Death Benefit. ANNUITIZATION LATEST AVAILABLE ANNUITY DATE: Not applicable EARLIEST AVAILABLE ANNUITY DATE: Not applicable MINIMUM ANNUITY PAYMENT: Not applicable MINIMUM SURRENDER VALUE AT ANNUITIZATION: Not applicable SEPARATE ACCOUNT(S): VARIABLE SEPARATE ACCOUNT(S): [Pruco Life Flexible Premium Variable Annuity Account] INDEX STRATEGIES SEPARATE ACCOUNT(S): [Pruco Life Insurance Company Index Strategies Separate Account] RIDERS AND ENDORSEMENTS MADE A PART OF THE ANNUITY ON THE ISSUE DATE: [Point to Point with Cap Index Strategy Endorsement Tiered Participation Rate Index Strategy Endorsment Step Rate Plus Index Strategy Endorsement]